Exhibit 3.1
CREE, INC.
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ARTICLES OF AMENDMENT
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Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.The name of the corporation is Cree, Inc.

2.The Articles of Incorporation of the corporation are hereby amended by deleting Article I in its entirety and substituting the following Article I in lieu thereof:

ARTICLE I

The name of the corporation is Wolfspeed, Inc. (the “Corporation”).

3.No exchange, reclassification or cancellation of issued shares will be effected by the amendment.

4.The foregoing amendment was duly adopted by the board of directors of the corporation as required by Chapter 55 of the North Carolina General Statutes on August 23, 2021. No shareholder approval is required for adoption of the amendment pursuant to Section 55-10-02(5) of the North Carolina General Statutes.

These articles will become effective at 12:01 a.m. on October 4, 2021.

This the 1st day of October 2021.

[Signature page follows]

[Signature page to Articles of Amendment for Cree, Inc.]

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Secretary

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